                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: February 10, 2004

                      CITIGROUP GLOBAL MARKETS INC.



                      By: /s/  Joseph B. Wollard
                         --------------------------------------------
                         Name:   Joseph B. Wollard
                         Title:  Assistant Secretary


                      CITIGROUP FINANCIAL PRODUCTS INC.



                      By: /s/ Joseph B. Wollard
                         --------------------------------------------
                         Name:  Joseph B. Wollard
                         Title: Assistant Secretary


                      CITIGROUP GLOBAL MARKETS HOLDINGS INC.



                      By: /s/ Joseph B. Wollard
                         --------------------------------------------
                         Name:  Joseph B. Wollard
                         Title: Assistant Secretary



                      CITIGROUP INC.



                      By: /s/ Joseph B. Wollard
                         --------------------------------------------
                         Name:   Joseph B. Wollard
                         Title:  Assistant Secretary